EXHIBIT 99.1

NEWS RELEASE

Uroplasty and Vision-Sciences Shareholders

Approve Merger Agreement

MINNEAPOLIS, MN & ORANGEBURG, NY, March 30, 2015 – Uroplasty, Inc. (NASDAQ: UPI) and Vision-Sciences, Inc. (NASDAQ: VSCI) announced that at the special meeting of each company’s shareholders held today, the shareholders of each of Uroplasty and Vision-Sciences voted to approve the previously announced agreement and plan of merger between the two companies.

“We are pleased with the outcome of today’s special meetings, and I would like to thank both shareholder groups for approving the merger agreement,” said Rob Kill, President and CEO of Uroplasty. “Our shareholders today endorsed a transformative combination that will create a new medical device company well positioned for growth and value creation for our stakeholders.”

Howard Zauberman, President and CEO of Vision-Sciences, commented, “Our shareholders have voted to maximize the market opportunity for the EndoSheath technology and growth of our combined company, and we look forward to accelerating growth as one company.”

Completion of the merger is expected to occur later this week subject to certain closing conditions. Upon completion, the two companies will operate as Cogentix Medical, Inc. and trade on NASDAQ under the symbol CGNT.

About Uroplasty

Uroplasty, Inc., headquartered in Minnetonka, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a global medical device company that develops, manufactures and markets innovative proprietary products for the treatment of voiding dysfunctions. Uroplasty’s focus is the continued commercialization of its Urgent® PC Neuromodulation System, which is an FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB). OAB is a chronic condition that affects approximately 42 million U.S. adults. The symptoms include urinary urgency, frequency and urge incontinence. Uroplasty also offers Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency. For more information on Uroplasty and its products, please visit Uroplasty, Inc. at www.uroplasty.com.

About Vision-Sciences

Based in Orangeburg, New York, Vision-Sciences, Inc. designs, develops, manufactures and markets products for flexible endoscopy. The company's unique product lines feature a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety. For more information on Vision-Sciences and its products, please visit Vision-Sciences, Inc. at www.visionsciences.com.

For Further Information:

Uroplasty, Inc.

Brett Reynolds, SVP and CFO

415-652-9100/310-579-6199

Vision-Sciences, Inc.
Gary Siegel, VP of Finance
845-848-1085

EVC Group

Doug Sherk/Brian Moore (Investors)

415-652-9100/310-579-6199

Janine McCargo (Media)

646-688-0425

Cautionary Statements Related to Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about the benefits of the transaction; expected revenue growth rates; the expected timing of the completion of the transaction; and the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, uncertainties as to the timing of the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of either company’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Uroplasty and Vision-Sciences may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on each company’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; and the risks identified under the heading “Risk Factors” in the joint proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”), in Uroplasty’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2014, filed with the SEC on June 9, 2014, and Vision-Sciences’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on May 30, 2014, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Uroplasty and Vision-Sciences caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read Uroplasty’s and Vision-Sciences’ filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Uroplasty and Vision-Sciences undertake no obligation to update or revise any of these statements.  Uroplasty’s and Vision-Sciences’ businesses are subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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